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                                                                    Exhibit 10.6


                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   -----------------------------------------


          AMENDED AND RESTATED EMPLOYMENT AGREEMENT made as of the 15th day of December 1999 by and between DIGITAL ISLAND, INC. a Delaware corporation (the "Corporation"), and Ruann Ernst ("Executive").

          WHEREAS, the Corporation and Executive have previously entered into a formal employment contract dated May 20, 1998 in connection with Executive's commencement of employment with the Corporation (the "Original Contract").

          WHEREAS, the Original Contract contained the terms and conditions applicable to Executive's employment with the Corporation and provided certain severance benefits for Executive in the event her employment should be involuntarily terminated.

          WHEREAS, the parties now wish to amend and restate the Original Contract so as to revise certain terms and conditions applicable to Executive's employment with the Corporation and provide her with enhanced severance benefits in the event her employment should be involuntarily terminated.

          NOW, THEREFORE, the parties hereto agree as follows:

                            PART ONE - DEFINITIONS

          For purposes of this Agreement, the following definitions shall be in effect:

          Average Compensation means the average of the Executive's W-2 wages from the Corporation for the five (5) calendar years (or such fewer number of calendar years of employment with the Corporation) completed immediately prior to the calendar year in which the Change in Control is effected. Any W-2 wages for a partial year of employment will be annualized, in accordance with the frequency which such wages are paid during such partial year, before inclusion in the Executive's Average Compensation.

          Board means the Corporation's Board of Directors.

          Change in Control means a change in the ownership or control of the Corporation effected through any of the following transactions:

               (i) a merger, consolidation or reorganization approved by the Corporation's stockholders, unless securities representing more than
                                      ------
          fifty percent (50%) of the total combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction, or
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               (ii)  any stockholder-approved sale, transfer or other
          disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation;

               (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders; or

               (iv) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or
          (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

          Code means the Internal Revenue Code of 1986, as amended.

          Common Stock means the Corporation's common stock.

          Disability means the Executive's inability, by reason of any physical or mental injury or illness, to substantially perform the services required of her under this Agreement for a period in excess of one hundred eighty (180) consecutive days. In such event, Executive shall be deemed to have terminated employment by reason of such Disability on the last day of such one hundred eighty (180)-day period.

          Fair Market Value means, with respect to the shares of Common Stock subject to any of the Executive's Options, the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price
             -----------------------
reported for the Common Stock on the date in question, then the Fair Market Value will be the closing selling price on the last preceding date for which such published report exists.

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          Involuntary Termination means (i) the Corporation's termination of
Executive's employment for any reason other than a Termination for Cause or (ii) Executive's voluntary resignation within ninety (90) days following (A) a material reduction in the scope of her duties and responsibilities or the level of management to which she reports, (B) a reduction in her level of base salary or (C) a relocation of her principal place of employment by more than fifty (50) miles. Involuntary Termination shall not include the termination of Executive's employment by reason of death or Disability.

          Option means any option granted to the Executive under the Plan which is outstanding either at the time of the Change in Control or upon the Executive's subsequent Involuntary Termination. The Executive's Options shall be divided into two (2) separate categories as follows:

               Acquisition-Accelerated Options: any Option (or installment
               -------------------------------
     thereof) which automatically vests as to one or more purchased or purchasable shares of Common Stock on an accelerated basis, pursuant to the acceleration provisions of the agreement evidencing that Option, upon a Change in Control.

               Severance-Accelerated Options: any Option (or installment
               -----------------------------
     thereof) which, pursuant to Part Four of this Agreement, vests as to one or more purchased or purchasable shares of Common Stock on an accelerated basis upon an Involuntary Termination within eighteen (18) months after a Change in Control or upon a voluntary resignation within six (6) months after the Change in Control.

          Option Parachute Payment means, with respect to any Acquisition-Accelerated Option or any Severance-Accelerated Option, the portion of that Option deemed to be a parachute payment under Code Section 280G and the Treasury Regulations issued thereunder. The portion of such Option which is categorized as an Option Parachute Payment shall be calculated in accordance with the valuation provisions established under Code Section 280G and the applicable Treasury Regulations and shall include an appropriate dollar adjustment to reflect the lapse of the Executive's obligation to remain in the Corporation's employ as a condition to the vesting of the accelerated installment. In no event, however, shall the Option Parachute Payment attributable to any Acquisition-Accelerated Option or Severance-Accelerated Option (or accelerated installment) exceed the spread (the excess of the Fair Market Value of the accelerated option shares over the option exercise price payable for those shares) existing at the time of acceleration.

          Other Parachute Payment means any payment in the nature of compensation (other than the Change in Control benefits to which the Executive becomes entitled under Part Four of this Agreement) which are made to the Executive in connection with the Change in Control and which accordingly qualify as parachute payments within the meaning of Code Section 280G(b)(2) and the Treasury Regulations issued thereunder. The Executive's Other Parachute Payment shall include (without limitation) the Present Value, measured as of the Change in Control, of the Option Parachute Payment attributable to the Executive's Acquisition-Accelerated Options (if any).

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          Parachute Payment means any payment or benefit provided Executive under Part Four of this Agreement (other than the Option Parachute Payment attributable to the Executive's Severance-Accelerated Options) which is deemed to constitute a parachute payment within the meaning of Code Section 280G(b)(2) and the Treasury Regulations issued thereunder.

          Plan means (i) the Corporation's 1999 Stock Incentive Plan, as amended or restated from time to time, and (ii) any successor stock incentive plan subsequently implemented by the Corporation.

          Present Value means the value, determined as of the date of the Change in Control, of any payment in the nature of compensation to which the Executive becomes entitled in connection with the Change in Control or her subsequent Involuntary Termination, including (without limitation) the Option Parachute Payment attributable to the Executive's Severance-Accelerated Options, the additional severance benefits to which the Executive becomes entitled under Part Four of this Agreement and the Option Parachute Payment attributable to the Executive's Acquisition-Accelerated Options. The Present Value of each such payment shall be determined in accordance with the provisions of Code Section 280G(d)(4), utilizing a discount rate equal to one hundred twenty percent (120%) of the applicable Federal rate in effect at the time of such determination, compounded semi-annually to the effective date of the Change in Control.

          Salary Continuation Period means the period for which payment of the Executive's Base Salary may, pursuant to Part Three or Four of this Agreement, be continued following an Involuntary Termination of the Executive's employment.

          Termination for Cause means the termination of the Executive's employment for any of the following reasons: (i) Executive's conviction of a felony or her embezzlement of the Corporation's funds, (ii) a material breach by Executive of one or more of her obligations under Paragraph 8, 9 or 18 of this Agreement, (iii) any intentional misconduct by Executive which has a materially adverse effect upon the Corporation's business or reputation, (iv) Executive's material dereliction of the major duties, functions and responsibilities of her executive position after written warning from the Corporation or (v) a material breach by Executive of any of Executive's fiduciary obligations as an officer of the Corporation. However, prior to any termination of Executive's employment for any of the reasons specified in clauses (ii) through (v), the Corporation shall give written notice to Executive of the actions or omissions deemed to constitute the grounds for a Termination for Cause, and Executive shall have a period of sixty (60) days in which to cure the specified default in her performance.

     PART TWO -- TERMS AND CONDITIONS OF EMPLOYMENT

          1.   Duties and Responsibilities.
               ---------------------------

          A. Executive shall continue to serve as the Chief Executive Officer of the Corporation and shall in such capacity report directly to the Board. As Chief Executive Officer, Executive shall have primary responsibility for the formulation, implementation and execution of

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strategic policies relating to the Corporation's business operations, financial objectives and market growth and shall accordingly have overall responsibility for the formulation of the business plan for each fiscal year to be submitted for Board approval. The Corporation shall use its best efforts to maintain Executive on the Board throughout the remainder of her period of employment with the Corporation as Chief Executive Officer by taking all action necessary to nominate Executive for election to the Board at each shareholders meeting held during her period of service as Chief Executive Officer at which Board members are to be elected. Effective November 18, 1999, Executive has been appointed Chairman of the Board. Upon the closing of the Corporation's acquisition of Sandpiper Networks, Inc., Executive shall cease to hold the title of President of the Corporation, and the loss of such title and position shall not constitute grounds for an Involuntary Termination under this Agreement.

          B. Executive hereby agrees to remain in her capacity as Chief Executive Officer during the employment period specified in Paragraph 2 and to perform in good faith and to the best of her ability all services which may be required of Executive hereunder and to be available to render services at all reasonable times and places in accordance with such reasonable directions and requests made by the Corporation acting by majority vote of the Board.

          C. Executive shall, during the term hereof, devote her full time, ability, energy and skill to the performance of her duties and responsibilities hereunder. Executive shall be based at the Corporation's principal offices in the San Francisco/Bay Area, California, but Executive shall be required to travel to other geographic locations in connection with the performance of her executive duties hereunder.

          2.   Period of Employment. Executive's employment with the Corporation
               --------------------
shall be governed by the provisions of this Amended and Restated Agreement for the period commencing October 1, 1999 and continuing until this Agreement is terminated in accordance with the provisions of Paragraph 10. The period during which Executive's employment continues in effect shall be hereafter referred to as the "Employment Period."

          3.   Cash Compensation.
               -----------------

          A. Effective March 1, 1999, Executive shall be paid a base salary at the annual rate of not less than Two Hundred Thousand Dollars ($200,000.00). Such rate shall be subject to annual review by the Board and may be increased at the Board's discretion. Base salary shall be paid at periodic intervals in accordance with the Corporation's payroll practices for salaried employees.

          B. For each fiscal year of the Corporation during the Employment Period, beginning with the fiscal year commencing October 1, 1999, Executive shall be entitled to incentive compensation in an amount not less than forty percent (40%) of her base salary which is to become payable in quarterly installments upon the Corporation's achievement of the financial objectives and performance milestones mutually agreed upon by the Board and Executive for each such year.

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          C.   The Corporation shall deduct and withhold from the compensation payable to Executive hereunder any and all applicable Federal, State and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Corporation under applicable statutes, regulations, ordinances or orders governing or requiring the withholding or deduction of amounts otherwise payable as compensation or wages to employees.

          4.   Equity Compensation
               -------------------

          A. Executive has received a series of Options over her period of employment to date with the Corporation. Each of those Options has an exercise price per share equal to the fair market value per share of the Common Stock on the grant date, and the shares of Common Stock subject to these Options vest in installments over Executive's period of service with the Corporation. The Options granted to date may be summarized as follows:

          Grant Date           Number of Option Shares     Exercise Price
          ----------           -----------------------     --------------

          June 1, 1998                794,159               $1.50 per share

          March 18, 1999              250,000               $4.25 per share

          November 15, 1999           250,000               $49.438 per share

          B. The shares of Common Stock subject to the Options summarized above, together with each additional Option Executive may subsequently receive over the remainder of the Employment Period, shall be subject to (i) the vesting acceleration provisions of Paragraph 11(d) of Part Three in the event there occur an Involuntary Termination of Executive's employment in the absence of a Change in Control and (ii) the applicable vesting acceleration provisions of Paragraph 12 or 13(d) of Part Four in the event there should occur a Change in Control.


          5.   Expense Reimbursement.  In addition to the compensation specified
               ---------------------
in Paragraph 3, Executive shall be entitled, in accordance with the reimbursement policies in effect from time to time, to receive reimbursement from the Corporation for all business expenses incurred by Executive in the performance of her duties hereunder, provided Executive furnishes the
                                     --------
Corporation with vouchers, receipts and other details of such expenses in the form required by the Corporation sufficient to substantiate a deduction for such business expenses under all applicable rules and regulations of federal and state taxing authorities.

          6.   Fringe Benefits.
               ---------------

          A. Executive shall, throughout the Employment Period, be eligible to participate in all group term life insurance plans, group health plans, accidental death and dismemberment plans and short-term disability programs and other executive perquisites which are made available to the Corporation's executives and for which Executive qualifies.

          B. Executive shall accrue paid vacation benefits during the Employment Period at the rate of one (1) week per calendar quarter and may take her accrued vacation at such times as are mutually convenient to Executive and the Corporation.

          7.   Death or Disability.  Upon Executive's death or Disability during
               -------------------
the Employment Period, the employment relationship created pursuant to this Agreement shall immediately terminate, and no further compensation shall become payable to Executive pursuant to Paragraph 3. In connection with such termination, the Corporation shall only be required to pay Executive or her estate (i) any unpaid base salary earned under Paragraph 3 for services rendered through the date of her death or Disability, (ii) the dollar value of all accrued and unused vacation benefits based upon Executive's most recent level of base salary and (iii) any incentive compensation which becomes due and payable for the fiscal year in which the Executive's death or Disability occurs, pro-rated in amount on the basis of the portion of that year completed prior to Executive's death or Disability. No additional shares purchased or purchasable under any of the Options granted to Executive shall vest following the termination of the employment relationship by reason of Executive's death or Disability.

          8.   Restrictive Covenants.  During the Employment Period:
               ---------------------

                    (i) Executive shall devote her full time and energy solely and exclusively to the performance of her duties described herein, except during periods of illness or vacation periods.

                    (ii) Executive shall not directly or indirectly provide services to or through any person, firm or other entity except the Corporation, unless otherwise authorized by the Board in writing. However, Executive may continue to serve during the Employment Period as a non-employee member of the board of directors of any companies for which she so serves on the effective date of this Amended and Restated Agreement and may join the board of directors of other companies in the future with the Board's consent.

                    (iii) Executive shall not render any services of any kind or character for her own account or for any other person, firm or entity without first obtaining the Corporation's written consent.

          However, Executive shall have the right to perform such incidental services as are necessary in connection with (a) Executive's private passive investments, but only if Executive is not obligated or required to (and shall not in fact) devote any managerial efforts which interfere with the services required to be performed by her hereunder, or (b) Executive's charitable or community activities, or participation in trade or professional organizations, but only if such incidental services do not interfere with the performance of Executive's services hereunder.

          9.   Proprietary Information.
               -----------------------

          A. Executive hereby acknowledges that the Corporation may, from time to time during the Employment Period, disclose to Executive confidential information pertaining to the Corporation's business and affairs, technology, research and development projects and customer base, including (without limitation) financial information concerning customers and prospective business opportunities. All information and data, whether or not in writing, of a private or confidential nature concerning the business, technology or financial affairs of the Corporation and its clients (collectively, "Proprietary Information") is and shall remain the sole and exclusive property of the Corporation. By way of illustration, but not limitation, Proprietary Information shall include all trade secrets, research and development projects, financial records, business plans, personnel data, computer programs and customer lists and accounts relating to the business operations, technology or financial affairs of the Corporation, other similar items indicating the source of the Corporation's revenue, all information pertaining to the salaries, duties and performance ratings of the Corporation's employees and all financial information relating to the Corporation's clients and their proposed or contemplated business transactions.

          B. Executive shall not, at any time during or after such Employment Period, disclose to any third party or directly or indirectly make use of any such Proprietary Information, other than in connection with the Corporation's business and affairs.

          C. All files, letters, memoranda, reports, records, data or other written, reproduced or other tangible manifestations of the Proprietary Information, whether created by Executive or others, to which the Executive has access during the Employment Period shall be used by Executive only in the performance of her duties hereunder. All such materials (whether written, printed or otherwise reproduced or recorded) shall be returned by Executive to the Corporation immediately upon the termination of the Employment Period or upon any earlier request by the Corporation, without Executive retaining any copies, notes or excerpts thereof.

          D. Executive's obligation not to disclose or use Proprietary Information shall also extend to any and all information, records, trade secrets, data and other tangible property of the Corporation clients or any other third parties who may have disclosed or entrusted the same to the Corporation or Executive in connection with the Corporation's business operations.

          E. Executive's obligations under this Paragraph 9 shall continue in effect after the termination of her employment with the Corporation, whatever the reason or reasons for such termination, and the Corporation shall have the right to communicate with any future or prospective employer of Executive concerning Executive's continuing obligations under this Paragraph 9.

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          10.  Termination of Employment.
               -------------------------

          A. The Corporation, acting by majority vote of the Board, may terminate Executive's employment under this Agreement at any time for any reason, with or without cause, by giving at least sixty (60) days prior written notice of such termination to the Executive. If such termination notice is given to Executive, the Corporation may, if it so desires, immediately relieve Executive of some or all of her duties. In no event shall such sixty (60)-day notice requirement be applicable to a Termination for Cause under Paragraph C below.

          B. Executive may terminate her employment under this Agreement at any time by giving the Corporation at least sixty (60) days prior written notice of such termination.

          C. The Corporation, acting by majority vote of the Board, may at any time, upon written notice, discharge the Executive from employment with the Corporation hereunder pursuant to a Termination for Cause. Such termination shall be effective immediately upon such notice.

          D. Upon the termination of Executive's employment for any reason during the Employment Period, Executive shall be paid all salary and unused vacation earned through the date of such termination.

          E. If Executive's employment terminated by reason of a Termination for Cause or should Executive voluntarily resign from employment (other than in connection with an event which constitutes grounds for an Involuntary Termination), then (except as otherwise provided in Paragraph 12) all vesting in Executive's outstanding Options and unvested shares shall cease at the time of such termination, and Executive shall not have more than a three (3)-month period (twelve (12)-months in the event of death or Disability) following the termination of her employment in which to exercise any outstanding Options for the shares of the Corporation's common stock which are vested and exercisable at the time of such termination of employment.

                        PART THREE - SEVERANCE BENEFITS

          Should the Executive's employment with the Corporation terminate by reason of an Involuntary Termination in the absence of a Change in Control or more than eighteen (18) months after a Change in Control, then the Executive shall become entitled to receive the severance benefits provided under this Part Three. Such benefits shall be in lieu of any other severance benefits to which Executive might otherwise be entitled by reason of her termination of employment.

          11.  Nature of Severance Benefits.  The severance benefits payable to
               ----------------------------
Executive under this Part Three shall consist of the following:

               (a)  Salary Continuation.  Executive shall receive salary
                    -------------------
continuation payments, at the monthly rate of base salary in effect for her under Paragraph 3 at the time of her Involuntary Termination, for a period of twelve (12) months. Such salary continuation payments shall be made at semi-monthly intervals on the 15th and last day of each calendar month and shall be subject to all applicable withholding requirements as set forth in Paragraph 3.D.

               (b)  Incentive Compensation.  Executive shall be entitled to
                    ----------------------
fifty percent (50%) of the dollar amount of any incentive compensation which would have actually become payable to her on the basis of the Corporation's financial performance for the fiscal year in which such Involuntary Termination occurs, had she continued in the Corporation's employ through the end of that fiscal year. Payment shall be made in quarterly installments at the same time as incentive bonuses are paid quarterly to active executives of the Corporation during such fiscal year.

               (c)  Health Care Coverage.  Continued health care coverage under
                    --------------------
the Corporation's medical plan shall be provided, without charge, to Executive and her eligible dependents upon her election to receive such continued health care coverage under Internal Revenue Code Section 4980B ("COBRA"). Such Corporation-paid coverage shall continue until the earlier of (i) the expiration
                                                   -------
of the twelve (12)-month period measured from the effective date of her Involuntary Termination or (ii) the first date on which Executive is covered under another employer's health benefit program without exclusion for any pre-existing medical condition. Any additional health care coverage to which Executive and her dependents may be entitled under COBRA following the period of such Corporation-paid coverage shall be at Executive's sole cost and expense.

               (d)  Partial Option Acceleration.  The vesting schedule in
                    ---------------------------
effect for the shares of Common Stock purchased or purchasable under each of the Executive's Options shall be accelerated by an additional twelve (12) months so that Executive shall immediately vest in that number of additional shares purchased or purchasable under each such Option equal to the number of additional shares in which Executive would have vested under the normal vesting schedule in effect for that Option had Executive actually rendered an additional twelve (12) months of service with the Corporation prior to the date of her
Involuntary Termination.   Executive shall have until the earlier of (i) the
                                                          -------
expiration of the option term or (ii) the end of the three (3)-month period following the date of such Involuntary Termination in which to exercise her Options for any or all of the option shares in which Executive is vested at the time of her Involuntary Termination, including the option shares which vest on an accelerated basis in accordance with the foregoing provisions of this subparagraph (d).

               PART FOUR - CHANGE IN CONTROL BENEFITS

          This Part Four sets forth certain Change in Control Benefits to which Executive may become entitled. Paragraph 12 specifies the benefits to which Executive may become entitled upon the Change in Control or upon her subsequent resignation (other than in connection with an event which constitutes ground for an Involuntary Termination) within six (6) months after that Change in Control. Should Executive's employment with the Corporation terminate by reason of an Involuntary Termination within eighteen (18) months after a Change in Control, then the Executive shall become entitled to receive the severance benefits provided under Paragraph 13. However, the Executive's benefits under this Part Four shall in all events be subject to the benefit limitations of Part Five and the restrictive covenants of Part Six of this Agreement and shall be in lieu of all other severance benefits to which the Executive might otherwise be entitled by reason of such termination of her employment.

          12.  Certain Change in Control Benefits.   Should a Change in Control
               ----------------------------------
occur in which the Executive's Options are not assumed by the successor entity or otherwise continued in effect pursuant to the terms of the Change in Control transaction and the Corporation's outstanding repurchase rights with respect to unvested shares terminate, then the shares of Common Stock purchased or purchasable under each of the Executive's Options shall immediately vest, and each of the Executive's outstanding Options shall become exercisable, immediately prior to that Change in Control, for all the shares of Common Stock at the time subject to those Options and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Should such Options be assumed by the successor entity or otherwise continued in effect (together with any outstanding repurchase rights for unvested shares) pursuant to the terms of the Change in Control transaction so that the shares of Common Stock purchased or purchasable under those Options do not vest at the time of the Change in Control and Executive voluntarily resign from employment (other than in connection with an event which constitutes grounds for an Involuntary Termination) within six (6) months after the effective date of that Change in Control, then Executive shall immediately be credited with an additional twenty-four (24) months of service under the vesting schedule in effect for the shares purchased or purchasable under each Option. Accordingly, Executive shall immediately vest in that number of additional shares purchased or purchasable under each such Option equal to the number of additional shares in which Executive would have vested under the normal vesting schedule in effect for that Option had Executive actually rendered an additional twenty-four (24) months of service with the Corporation prior to the date of such voluntary
resignation.   For each outstanding Option granted Executive after September 30,
1999, Executive shall have until the earlier of (i) the expiration of the one
                                     -------
(1)-year period measured from the date of such resignation or (ii) the expiration date of the option term in which to exercise the Option for any or all of the option shares in which Executive is vested at the time of her resignation, including the option shares which vest on an accelerated basis in accordance with the foregoing provisions. For any other Option, Executive shall have until the earlier of (i) the expiration of the option term or (ii) the end
               -------
of the three (3)-month period following the date of such resignation in which to exercise her options for any or all of the option shares in which Executive is vested at the time of her resignation, including the option shares which vest on an accelerated basis in accordance with the foregoing provisions.

          13.  Involuntary Termination Benefits.  The severance benefits payable
               --------------------------------
to Executive under this Part Four in the event her employment with the Corporation should terminate by reason of an Involuntary Termination within eighteen (18) months after a Change in Control shall consist of the following:

               (a)  Salary Continuation.  Executive shall receive salary
                    -------------------
continuation payments, at the monthly rate of base salary in effect for her under Paragraph 3 at the time of her Involuntary Termination, for a period of twelve (12) months. Such salary continuation payments shall be made at semi-monthly intervals on the 15th and last day of each calendar month and shall be subject to all applicable withholding requirements as set forth in Paragraph 3.D.

               (b)  Incentive Compensation.  Executive shall be entitled to
                    ----------------------
fifty percent (50%) of the dollar amount of any incentive compensation which would have actually become payable to her on the basis of the Corporation's financial performance for the fiscal year in which such Involuntary Termination occurs, had she continued in the Corporation's employ through the end of that fiscal year. Payment shall be made in quarterly installments at the same time as incentive bonuses are paid quarterly to active executives during such fiscal year.

               (c)  Health Care Coverage.  Continued health care coverage under
                    --------------------
the Corporation's medical plan shall be provided, without charge, to Executive and her eligible dependents upon her election to receive such continued health care coverage under Internal Revenue Code Section 4980B ("COBRA"). Such Corporation-paid coverage shall continue until the earlier of (i) the expiration
                                                   -------
of the twelve (12)-month period measured from the effective date of her Involuntary Termination or (ii) the first date on which Executive is covered under another employer's health benefit program without exclusion for any pre-existing medical condition. Any additional health care coverage to which Executive and her dependents may be entitled under COBRA following the period of such Corporation-paid coverage shall be at Executive's sole cost and expense.

               (d)  Option Acceleration. To the extent the shares of Common
                    -------------------
Stock purchased or purchasable under the Executive's Options do not vest on an accelerated basis at the time of the Change in Control because those Options are assumed by the successor entity or otherwise continued in effect following that Change in Control (together with any repurchase rights applicable to the unvested shares), then those shares (or any successor securities in the Change in Control) shall immediately vest upon an Involuntary Termination of Executive's employment with the Corporation (or the successor entity) within eighteen (18) months after the effective date of that Change in Control, and each of the Executive's outstanding Options shall immediately become exercisable for all of the option shares as fully-vested shares. For each Option granted Executive after September 30, 1999, Executive shall have until the earlier of
                                                                   -------
(i) the expiration of the one (1)-year period measured from the date of such Involuntary Termination or (ii) the expiration date of the option term in which to exercise the Option for any or all of the option shares as fully-vested shares. For any other Option, Executive shall have until the earlier of (i) the
                                                             -------
expiration of the option term or (ii) the end of the three (3)-month period following the date of such Involuntary Termination in which to exercise her options for any or all of the option shares as fully-vested shares.

                        PART FIVE - BENEFIT LIMITATION

          14.  Benefit Limitation.  The aggregate Present Value (measured as of
               ------------------
the Change in Control) of the severance benefits to which the Executive becomes entitled under Paragraph 13 at the time of her Involuntary Termination (namely, the salary continuation payments, the incentive bonus, the continued health care coverage and the Option Parachute Payment attributable to the Severance-Accelerated Options) or the Option Parachute Payment attributable to any Severance-Accelerated Options to which she becomes entitled under Paragraph 12 shall in no event exceed in amount the greater of the following dollar amounts
                                       -------
(the "Benefit Limit"):

               (a) 2.99 times the Executive's Average Compensation, less the Present Value, measured as of the Change in Control, of all Other Parachute Payments to which the Executive is entitled, or

               (b) the amount which yields the Executive the greatest after-tax amount of benefits under Part Four of this Agreement after taking into account any excise tax imposed under Code Section 4999 on the payments and benefits which are provided to Executive under Part Four or which constitute Other Parachute Payments.

          The Option Parachute Payment attributable to the accelerated vesting of the Executive's Acquisition-Accelerated Options at the time of the Change in Control shall also be subject to the Benefit Limit.

          For purposes of applying the Benefit Limit to the Executive's severance benefits under Part Four, the value of her consulting agreement under Paragraph 17 and her non-competition covenant under Paragraph 18 shall be determined by independent appraisal by a nationally-recognized independent accounting firm acceptable to both the Executive and the Corporation, and a portion of her severance benefits shall, to the extent of such appraised value, be specifically allocated as reasonable compensation for the consulting agreement and non-competition covenant.

          15.  Resolution Procedure.  In the event there is any disagreement
               --------------------
between the Executive and the Corporation as to whether one or more payments to which the Executive becomes entitled in connection with either the Change in Control or her subsequent Involuntary Termination constitute Parachute Payments, Option Parachute Payments or Other Parachute Payments or as to the determination of the Present Value of any of those payments, such dispute shall be resolved as follows:

               (i) In the event temporary, proposed or final Treasury Regulations in effect at the time under Code Section 280G (or applicable judicial decisions) specifically address the status of any such payment or the method of valuation therefor, the characterization afforded to such payment by the Regulations (or such decisions) shall, together with the applicable valuation methodology, be controlling.

               (ii) In the event Treasury Regulations (or applicable judicial decisions) do not address the status of any payment in dispute, the matter shall be submitted for resolution to independent tax counsel mutually acceptable to the Executive and the Corporation ("Independent Counsel"). The resolution reached by Independent Counsel shall be final and controlling; provided, however, that if in the judgment of Independent
                  --------
     Counsel the status of the payment in dispute can be resolved through the obtainment of a private letter ruling from the Internal Revenue Service, a formal and proper request for such ruling shall be prepared and submitted by Independent Counsel, and the determination made by the Internal Revenue Service in the issued ruling shall be controlling. All expenses incurred in connection with the retention of Independent Counsel and (if applicable) the preparation and submission of the ruling request shall be shared equally by the Executive and the Corporation.

               (iii) In the event Treasury Regulations (or applicable judicial decisions) do not address the appropriate valuation methodology for any payment in dispute, the Present Value thereof shall, at the Independent Counsel's election, be determined through an independent third-party appraisal, and the expenses incurred in obtaining such appraisal shall be shared equally by the Executive and the Corporation.

          16.  Reduction of Benefits.  Once the requisite determinations under
               ---------------------
Paragraph 15 have been made, then to the extent the aggregate Present Value, measured as of the Change in Control, of (i) the Option Parachute Payment attributable to the Severance-Accelerated Options (or installments thereof) plus
(ii) the Parachute Payment attributable to the Executive's other benefit entitlements under Part Four of this Agreement would, when added to the Present Value of all of the Executive's Other Parachute Payments (including the Option Parachute Payment attributable to any Acquisition-Accelerated Options), exceed the Benefit Limit, the following reductions shall be made to the Executive's severance benefits under Part Four of this Agreement, to the extent necessary to assure that such Benefit Limit is not exceeded: first, the Executive's salary
                                                ------
continuation payments and incentive bonus payment shall be reduced, and then the
                                                                        ----
period of her continued health care coverage shall will be shortened. To the extent such Benefit Limit is still exceeded following such reductions, then the number of shares purchased or purchasable under the Options which are to vest on an accelerated basis pursuant to Part Four (based on the amount of the Option Parachute Payment attributable to each Option) shall be reduced to the extent necessary to eliminate such excess.

                       PART SIX  --  CONSULTING SERVICES
                       AND SPECIAL RESTRICTIVE COVENANTS

          17.  Consulting Services.  In consideration for the severance benefits
               --------------------
to which the Executive's becomes entitled under Part Four of this Agreement following her Involuntary Termination within (18) months after a Change in Control or her voluntary resignation within six (6) months after a Change in Control, she shall make herself available during the Salary Continuation Period to render such consulting services to the Corporation within her area of expertise as may reasonably be requested by the Board, but in no event may more than twenty (20) hours of such services be required of the Executive per month. Should the nature of the assignment require more than such maximum number of hours, then the Executive shall be entitled to be compensated for any additional hours she agrees to commit to the project, with such compensation to be at the hourly rate established with the Corporation at the time the consulting services
are to be rendered.   Executive shall also be entitled to reimbursement from the
Corporation of all reasonable out-of-pocket expenses she incurs in rendering her consulting services hereunder, with such reimbursement to made within twenty
(20) days after her submission of the appropriate invoices and other documentation for those expenses.

          18.  Restrictive Covenants.  During the Employment Period and for an
               ---------------------
additional period of two (2) years following the termination of Executive's employment for any reason other than death, Executive shall be subject to the following restrictive covenants:

               (i) Executive shall not, within the United States of America or within a fifty (50)-mile radius of any other area in which the Corporation is conducting business, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of (including, without limitation, service as a member of the board of directors or other governing entity), or be employed by or connected in any manner with, any enterprise which is engaged in any business or enterprise providing goods or services competitive with or similar to the goods and services provided by the Corporation either during the Employment Period or at the time Executive's employment terminates or which the Corporation is at that time planning to provide in accordance with business plans adopted by the Board during Executive's period of employment with the Corporation. However, such restriction shall not apply to any passive investment representing an interest of less than two percent (2%) of an outstanding class of publicly-traded securities of any corporation or other enterprise which is not, at the time of such investment, engaged in a business competitive with the Corporation's business. For purposes of this covenant, the following entities (together with their successors) shall specifically be deemed to be enterprises engaged in businesses competitive with the Corporation: Exodus Communications, Inc., Akamai Technologies, Inc. and MCI WorldCom, Inc.

               (ii) Executive shall not directly or indirectly encourage or solicit any of the Corporation's employees to leave the Corporation's employ for any reason or interfere in any other manner with employment relationships at the time existing between the Corporation and its employees.

               (iii) Executive shall not directly or indirectly solicit any customer, vendor, supplier, licensor, licensee or other business affiliate of the Corporation or otherwise induce any such person to terminate its existing business relationship with the Corporation or interfere in any other manner with any existing business relationship between the Corporation and any customer, vendor, supplier, licensor, licensee or other business affiliate.

               Executive hereby acknowledges that monetary damages may not be sufficient to compensate the Corporation for any economic loss which may be incurred by reason of her breach of the foregoing non-competition covenants. Accordingly, in the event of any such breach, the Corporation shall, in addition to the termination of this Agreement and any remedies available to the Corporation at law, be entitled to obtain equitable relief in the form of an injunction precluding Executive from continuing such breach.

               PART SEVEN -- MISCELLANEOUS PROVISIONS

          19.  Cessation of Severance Benefits.  In the event Executive breaches
               -------------------------------
any of her obligations under Paragraph 8, 9, 17 or 18 of this Agreement, she shall cease to be entitled to any further severance benefits under Part Three or Four of this Agreement, including (without limitation) any subsequent right to exercise any outstanding Options or to receive any further salary continuation payments or continued health care coverage at the Corporation's expense.

          20.  Death.  Should Executive die before she receives the full amount
               -----
of salary continuation payments to which she may become entitled under Part Three or Four of this Agreement, then the balance of such payments shall be made, on the due dates hereunder had Executive survived, to the executors or administrators of her estate.

          21.  Successors and Assigns.  The provisions of this Agreement shall
               ----------------------
inure to the benefit of, and shall be binding upon, the Corporation, its successors and assigns, and the Executive, the personal representative of her estate and her heirs and legatees.

          22.  General Creditor Status.  The benefits to which Executive may
               -----------------------
become entitled under Part Three or Four of this Agreement shall be paid, when due, from the Corporation's general assets, and no trust fund, escrow arrangement or other segregated account shall be established as a funding vehicle for such payments. Accordingly, Executive's right (or the right of the executors or administrators of Executive's estate) to receive such benefits shall at all times be that of a general creditor of the Corporation and shall have no priority over the claims of other general creditors.

          23.  Notices.
               -------

          A. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication shall be served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

     To the Corporation:           Digital Island Corporation
                                   45 Fremont Street
                                   Suite 1200
                                   San Francisco, California 94105
                                   Attention: Charles Bass

     To Executive:                 Ruann Ernst
                                   28525 Matadero Creek Lane
                                   Los Altos Hills, CA 94022

          B. Any party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner aforesaid to the other party hereto.

          24.  Governing Document.  This Agreement constitutes the entire
               ------------------
agreement and understanding of the Corporation and Executive with respect to the terms and conditions of Executive's employment with the Corporation and the payment of severance benefits and supersedes all prior and contemporaneous written or verbal agreements and understandings between Executive and the Corporation relating to such subject matter, including (without limitation) the Employment Agreement between the parties dated May 20, 1998. This Agreement may only be amended by written instrument signed by Executive and an authorized officer of the Corporation. Any and all prior agreements, understandings or representations relating to the Executive's employment with the Corporation are hereby terminated and cancelled in their entirety and are of no further force or effect.

          25.  Governing Law.  The provisions of this letter agreement will be
               -------------
construed and interpreted under the laws of the State of California applicable to agreements executed and to be wholly performed within the State of California. If any provision of this Agreement as applied to any party or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or invalidity of this Agreement as a whole. Should any provision of this Agreement become or be deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this Agreement shall continue in full force and effect.

          26.  Remedies.  All rights and remedies provided pursuant to this
               --------
Agreement or by law shall be cumulative, and no such right or remedy shall be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party's breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this Agreement.

          27.  Arbitration.    Any and all disputes between Executive and the
               -----------
Corporation which arise out of Executive's employment under the terms of this Agreement or the termination of such employment shall be resolved through final and binding arbitration. This shall include, without limitation, disputes relating to this Agreement, Executive's employment by the Corporation or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the California Fair Employment and Housing Act, or any other federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of Executive's employment with the Corporation or its termination. The only claims not covered by this Agreement
                                                 ---
are claims for benefits under the workers' compensation or unemployment insurance laws, which will be resolved pursuant to those laws. Binding arbitration will be conducted in San Francisco, California in accordance with the rules and regulations of the American Arbitration Association. Each party will split the cost of the arbitration filing and hearing fees, and the cost of the arbitrator; each side will bear its own attorneys' fees, that is, the arbitrator will not have authority to award attorneys' fees, unless a statutory
                                                             ------
section at issue in the dispute authorizes the award of attorneys' fees to the prevailing party, in which case the arbitrator has authority to make such award as permitted by the statute in question. Executive understands and agrees that the arbitration shall be instead of any civil litigation and that this means that she is waiving her right to a jury trial as to such claims. The parties further understand and agree that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

          28.  Counterparts.  This Agreement may be executed in more than one
               ------------
counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Amended and Restated Employment Agreement as of the day and year written above.


                              DIGITAL ISLAND  CORPORATION

                              By:  ____________________________________

                              Title:  _________________________________


                              _________________________________________
                                        RUANN ERNST, EXECUTIVE